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                                                                    Exhibit 23.5

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the prospectus forming a part of this Registration Statement as a person about to become a director of MFS Communications Company, Inc.

                                        /s/ John W. Sidgmore
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Date:  May 20, 1996